                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported)  March 28, 2000

                       IMPERIAL CREDIT INDUSTRIES, INC.
               (Name of registrant as specified in its charter)

               California                     0-19861                      95-4054791
     (State or other jurisdiction of     (Commission File              (I.R.S. employer
      incorporation or organization)          Number)                identification number)

         23550 Hawthorne Boulevard
           Torrance, California                                              90505
 (Address of principal executive offices)                                  (Zip Code)

                   Issuer's telephone number: (310) 791-8020


     ____________________________________________________________________
         (Former name or former address, if changed since last report)

Item 2.  Merger or Disposition of Assets.
         -------------------------------

On March 28, 2000, Imperial Credit Industries, Inc. ("ICII" or the "Company") issued the press release included as Exhibit 2.1 to this 8-K and incorporated by reference herein, announcing the consummation of its merger (the "Merger") with Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC").

ICCMIC's proxy statement on Form 14A (File No. 000-23089) (the "Proxy Statement"), sets forth information regarding the Merger, including the merger agreement, the effective time and manner of the Merger, a description of the assets involved, the nature and amount of consideration paid, the method used for determining the amount of such consideration, the nature of any material relationships, the nature of ICCMIC's business and ICII's intended use of the assets acquired in the Merger.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

Financial Statements of Business Acquired:

ICCMIC's Consolidated Financial Statements, and the notes thereto, for the years ended December 31, 1999 and 1998 are included as Exhibit 7.1 to this 8-K and incorporated by reference herein.

ICII and ICCMIC Pro Forma Combined Financial Information (Unaudited)

On March 28, 2000 the Company acquired ICCMIC. The purchase price paid by the Company was approximately $300.1 million and was paid in cash. The Merger was accounted for as a purchase. The following unaudited pro forma combined statement of condition and unaudited pro forma combined statement of operations were prepared in connection with the Merger and give effect to the adjustments described in the accompanying notes. The unaudited pro forma combined statement of operations for the year ended December 31, 1999 is based on the consolidated statement of income for the Company for the year ended December 31, 1999 and the consolidated statement of income for ICCMIC for the year ended December
31, 1999. The pro forma adjustments to income and expense are the net result of pro forma amounts that assume the Merger was consummated on January 1, 1999. The pro forma combined statement of condition assumes the Merger was consummated on December 31, 1999. The unaudited pro forma combined statements of operations do not reflect any anticipated cost savings or revenue enhancements. The unaudited pro forma combined statement of condition and unaudited pro forma combined statement of operations and the accompanying notes should be read in conjunction with and are qualified in their entirety by the consolidated financial statements, including the accompanying notes, of the Company in its Annual Report on Form 10-K for the year ended December 31, 1999. The unaudited pro forma combined statement of condition and unaudited pro forma combined statement of operations and the accompanying notes should also be read in conjunction with and are qualified in their entirety by the financial statements, including the accompanying notes, of ICCMIC in its audited balance sheets as of December 31, 1999 and 1998 and related statements of income for the two years then ended December 31, 1999 and the period from July 31, 1997 (inception) through December 31, 1997. (see Exhibit 7.1 to this 8-K). The pro forma data are presented for comparative purposes only and are not necessarily indicative of the combined results of operations in the future. The pro forma data are also not necessarily indicative of the combined results of operations which would have been realized had the Merger been in effect during the period for which the unaudited pro forma combined financial statements are presented. In addition, this Form 8-K includes forward-looking statements that involve inherent risks and uncertainties.


INSERT PRO FORMA TABLE HERE

NOTE 1: BASIS OF PRESENTATION

The Merger was accounted for as a purchase. Under this method of accounting, assets and liabilities of ICCMIC are adjusted to their estimated fair values and combined with the recorded book values of the assets and liabilities of the Company. Applicable income tax effects of such adjustments are included as a component of the Company's net deferred tax liability with a corresponding increase to negative goodwill. The unaudited pro forma combined statement of condition as of December 31, 1999 combines the individual historical statements of condition of the Company and ICCMIC as of December 31, 1999 and gives effect to the estimated fair value adjustments. The unaudited pro forma combined statement of operations for the year ended December 31, 1999 is presented as if the Merger was consummated on January 1, 1999. The unaudited pro forma combined statement of operations for the year ended December 31, 1999 combines the individual historical results of operations of the Company and ICCMIC for the year ended December 31, 1999 after giving effect to the purchase accounting adjustments, the sale of assets and the debt incurred by ICCMIC concurrent with the close of the Merger. The unaudited pro forma purchase accounting adjustments for the year ended December 31, 1999 include the amortization of negative goodwill that would have taken place from the beginning of the period.

NOTE 2: PURCHASE PRICE AND FUNDING

Each shareholder of common stock of ICCMIC received approximately $11.575 in cash. Based upon 25,930,000 ICCMIC shares not already owned by the Company, total consideration to the remaining ICCMIC shareholders was approximately $300.1 million. The Company's basis in the 2,570,000 shares of ICCMIC common stock owned prior to the merger of $25.1 million, combined with other estimated costs of the acquisition of $19.7 million bring the total purchase price to $344.9 million. In addition to the costs of the acquisition, the Company incurred total severance costs of approximately $8.4 million The table below illustrates the sources and uses of cash on the closing date of March 28, 2000 to fund the Merger:

                                                      Amount
                                                  --------------
                                                  (In thousands)
Sources of Cash:
---------------
Cash and cash equivalents                              $238,582
Proceeds from assets liquidated concurrent
  with closing of the Merger                             67,449
Borrowings secured by assets acquired in the
  Merger                                                 15,247
                                                       --------
  Total sources of cash                                 321,278

Uses of Cash:
------------
Consideration paid to ICCMIC shareholders               300,148
Merger costs paid at close                                4,652
Severance costs paid at close                             3,984
                                                       --------
  Total uses of cash                                    308,784
                                                       --------

Sources in excess of uses of cash                      $ 12,494
                                                       ========

NOTE 3: PRO FORMA ADJUSTMENTS

(a) Interest on loans and leases: At the close of the Merger, the securities representing the equity interest in loans collateralized by CMO borrowings were sold. The loans and the CMO borrowings were transferred to the purchaser of the CMO equity interest. As a result of the sale of the CMO equity interest and the sale of other loans, $24.2 million of interest income earned by ICCMIC from the loans delivered into the CMO securitization and the other loans sold has been eliminated.

(b) Interest on investments: Interest on investments are reduced by the interest income generated on the net cash and interest bearing deposits used in the Merger of $228.9 million which are assumed to be disbursed to ICCMIC's shareholders on January 1, 1999. Interest income on these funds at an assumed rate of 5.20%, or $11.9 million has been eliminated.
(c) Interest on other borrowings: In connection with the Merger, ICCMIC received proceeds from borrowings secured by certain commercial mortgage backed securities. The total proceeds received were $15.2 million. Interest expense on these borrowings at 8.6325%, or $1.3 million has been added to total interest expense.
(d) Interest on long term debt: At the close of the acquisition of ICCMIC, the securities representing the equity interest in loans collateralized by CMO borrowings were sold. The related loans were removed from ICCMIC's balance sheet and the CMO borrowings were transferred to the purchaser of the CMO equity interest. As a result of the sale, $12.0 million of interest expense paid by ICCMIC on the CMO borrowings has been eliminated.
(e) Asset management fees: As the acquisition of ICCMIC is assumed to have been completed on January 1, 1999, no management fees would have been earned by Imperial Credit Commercial Asset Management Company ("ICCAMC"), a 100% owned subsidiary of ICII, from ICCMIC. The total fee incurred by ICCMIC of $5.9 million that was paid to ICCAMC has been eliminated.
(f) Professional services: During 1999, ICCMIC incurred and expensed $2.6 million of costs associated with the proposed Merger with ICII. These costs are non-recurring, and related solely to the proposed Merger with ICII. Such costs are considered in the purchase price and reduce negative goodwill.
(g) Amortization of Goodwill: Based on a purchase price of $300.1 million for the 25.9 million shares of ICCMIC that were not already owned by ICII, a cost basis of $25.1 million for the 2.6 million shares of ICCMIC owned by ICII before the Merger, and estimated costs of the Merger of $19.7 million that were included in the purchase price of ICCMIC by ICII, the total cost of the ICCMIC acquisition by ICII was $344.9 million. When compared to the estimated fair values of the assets acquired net of the fair values of the liabilities assumed of $380.7 million, negative goodwill of approximately $40.6 million, including tax benefit of $4.7 million, was created from the Merger. The Company has assumed that this negative goodwill will be accreted into income over 5 years, resulting in a reduction of goodwill amortization expense of $8.1 million annually.
(h) Management fee expense: As the acquisition of ICCMIC is assumed to have been completed on January 1, 1999, no management fees would have been paid by ICCMIC to Imperial Credit Commercial Asset Management Company, a 100% owned subsidiary of ICII. The total fee paid by ICCMIC of $5.9 million to ICCAMC has been eliminated.
(i) Merger related expenses: Severance costs incurred by ICII of $8.4 million are assumed to have been incurred on January 1, 1999.
(j) Income taxes: Since ICCMIC is assumed to have been merged with ICII on January 1, 1999, ICCMIC's tax status as a Real Estate Investment Trust is assumed to have been terminated on the same date. As a result, the pre tax income of ICCMIC that previously had been exempt from income taxes is assumed to be fully taxable for all of 1999. ICCMIC's pre tax income of $23.2 million, and the adjustments (a) through (i) listed above of ($23.1) million, excluding the $8.1 million reduction of goodwill expense, is subject to the accrual of income taxes by the company at the full corporate income tax rate of 40%. The resulting income taxes of ($3.2) million have been credited to operations in 1999.
(k) Cash: Cash increased (decreased) due to the following transactions which occurred in connection with the Merger; $48.3 million in proceeds from sale of the equity securities of the CMO, ($101.4) million used to pay Merger consideration to ICCMIC shareholders, ($4.7) million used to pay Merger costs at ICCMIC, ($4.0) million used to pay severance costs at ICII, $15.2 million in proceeds from securities financing, and $16.4 million in proceeds from the sale of loans held for investment.
(l) Interest bearing deposits: Interest bearing deposits decreased by $198.8 million as a result of the payment of Merger consideration to ICCMIC shareholders.

(m) Securities available for sale: Securities available for sale decreased as a result of the elimination of investment in ICCMIC common stock of $29.2 million and a purchase accounting adjustment of $4.7 million related to securities acquired in the Merger.
(n) Loans and leases held for investment: The decrease in loans and leases held for investment relates to the sale of loans collateralizing CMO borrowings of $259.0 million, the sale of loans of $16.4 million concurrent with the Merger, and a fair value purchase accounting adjustment of $6.7 million related to loans acquired in the Merger.
(o) Real property, net of accumulated depreciation: The increase relates solely to a fair value purchase accounting adjustment of $1.4 million related to real property acquired in the Merger.
(p) Goodwill: Based on a purchase price of $300.1 million for the 25.9 million shares of ICCMIC that were not already owned by ICII, a cost basis of $25.1 million for the 2.6 million shares of ICCMIC owned by ICII before the merger, and estimated costs of the merger of $19.7 million that were included in the purchase price of ICCMIC by ICII, the total cost of the ICCMIC acquisition by ICII was $344.9 million. When compared to the estimated fair values of the assets acquired net of the fair values of the liabilities assumed of $380.7 million, negative goodwill of approximately $40.5 million, including income taxes of $4.7 million, was created from the Merger.
(q) Other assets: The increase in other assets relates solely to a purchase accounting adjustment of $1.7 million related to other assets acquired in the Merger.
(r) Other borrowings: Other borrowings of $15.2 million are related to securities financing at ICCMIC.
(s) Borrowings under collateralized mortgage obligations: At the close of the Merger, the securities representing the equity interest in loans collateralized by CMO borrowings were sold. The related loans were removed from ICCMIC's balance sheet and the CMO borrowings of $210.7 million were transferred to the purchaser of the CMO equity interest.
(t) Accrued income taxes payable: Estimated income tax benefit of $3.4 million related to severance costs at ICII, $1.6 million as a result of reducing ICII's carrying value of its investment in ICCMIC common stock, classified as an available for sale security, and $4.7 million of fair value adjustments.
(u) Other liabilities: Other liabilities increased due to the accrual of $19.4 million in Merger costs and the accrual of ICCMIC's first quarter 2000 dividend of $6.6 million.
(v) Common stock: Common stock decreased due to the elimination of $425.6 million of ICCMIC equity.
(w) Retained earnings: Retained earnings decreased due to the accrual of ICCMIC's first quarter 2000 dividend of ($6.6) million, and from recording ($5.0) million of net Merger expenses at ICII, and from the elimination of $33.1 million in retained earnings at ICCMIC.
(x) Accumulated other comprehensive income: The decrease is related to the elimination of net mark to market adjustments on the Company's investment in ICCMIC common stock, classified as an available for sale security, of ($2.6) million, and due to the reversal $3.4 million of mark to market adjustments recorded at ICCMIC on its available for sale securities prior to recording the Company's fair value purchase accounting adjustments.

ICII continues to evaluate the purchase accounting adjustments related to the Merger. The amount of negative goodwill to be recorded as of the Merger date is expected to be approximately $40.5 million. This negative goodwill amount represents the preliminary estimate of the excess of the fair value of net assets acquired and liabilities assumed over the purchase price based on information available as of this date. No assurance can be given that the final negative goodwill amount will not be more or less than this estimated amount.

This presentation contains forward looking statements with respect to the financial condition, results of operations and business of ICII and ICCMIC assuming the consummation of the Merger, including statements relating to: (i) the cost savings and accretion to reported earnings that will be realized from the Merger; and (ii) the integration costs expected to be incurred in connection with the Merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities: (i) expected cost savings from the Merger cannot be fully realized or realized within the expected time; (ii) revenues following the Merger are lower than expected; (iii) competitive pressure among depository institutions increase significantly; (iv) costs of the difficulties related to the integration of the business of ICCMIC and ICII are greater than expected;
(v) changes in the interest rate environment reduces interest margins; (vi) general economic conditions, either nationally or in California, are less favorable than expected; (vii) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and
(viii) changes may occur in the securities market.

(c) Exhibits:

The exhibits listed on the accompanying Exhibit Index are filed as part of this Report and are incorporated herein by reference.

SIGNATURES: Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IMPERIAL CREDIT INDUSTRIES, INC.

Date:  Date: April 12, 2000            By:/s/Brad S. Plantiko
                                       ----------------------
                                       Brad S. Plantiko
                                       Executive Vice President and Chief
                                       Financial Officer

                                 EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------

2.1                   Press release of ICII, dated March 28, 2000.
7.1                   Consolidated Financial Statements of ICCMIC
7.2                   Consent of KPMG LLP

EX-2.1 PRESS RELEASE OF ICII, DATED MARCH 28, 2000

Tuesday March 28, 3:50 pm Eastern Time

Company Press Release

SOURCE: Imperial Credit Industries, Inc.

Imperial Credit Industries, Inc. Completes Merger of Imperial Credit Commercial Mortgage Investment Corp.

TORRANCE, Calif., March 28 /PRNewswire/ -- Imperial Credit Industries, Inc. (Nasdaq: ICII - news) announced today the merger of Imperial Credit Commercial
         ----   ----
Mortgage Investment Corp. (Nasdaq: ICMI - news) and a subsidiary of ICII.
                                   ----   ----

Imperial Credit Industries, Inc. effectively acquired all of the issued and outstanding shares of ICMI's common stock (other than the 2,570,000 shares already owned by ICII) for a cash purchase price of

$11.5753246 per share. This payment will be in addition to the previously announced final dividend of $0.23 per share that will be paid April 14, 2000 to shareholders of record as of March 27, 2000.

H. Wayne Snavely, Chairman, President and Chief Executive Officer of ICII, stated, ``This transaction reflects the commitment that ICII maintains to all of its shareholders whether at ICII or ICII sponsored public companies in that we believe our offer for ICMI to be superior to all other offers received.'' Mr. Snavely further stated, ``Prior to the actual merger Southern Pacific Bank, an ICII subsidiary, purchased approximately $90 million of high yielding assets that will be retained in the Bank's loan portfolio and it is expected that over time the remaining assets through sale and or collection will add significant liquidity to ICII.''

Imperial Credit Industries, Inc., a financial services company, was formed in 1991 and is headquartered in Torrance, California. The Company's major business activities are conducted through four wholly owned subsidiaries: Southern Pacific Bank, Imperial Business Credit, Inc., Imperial Credit Asset Management, Inc., and Imperial Credit Lender Services, Inc. The Company's majority owned subsidiary is Imperial Capital Group, LLC (approximately 60% ownership). Imperial Credit Industries, Inc. and its subsidiaries and affiliates offer a wide variety of commercial banking and financial services, investment products and asset management services.

Certain statements contained herein are ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as ``may,'' ``will,'' ``intend,'' ``should,'' ``expect,'' ``anticipate,'' ``estimate'' or ``continue'' or the negatives thereof or other comparable terminology. Actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors, including, but not limited to, changes in national, regional or local economic environments, competitive products and pricing, government fiscal and monetary policies and other factors generally understood to affect the real estate Merger, mortgage and leasing markets and security investments.

EX-7.1 CONSOLIDATED FINANCIAL STATEMENTS OF ICCMIC


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Imperial Credit Commercial Mortgage Investment Corp.:

We have audited the accompanying consolidated balance sheets of Imperial Credit Commercial Mortgage Investment Corp. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of earnings, changes in stockholders' equity and comprehensive income, and cash flows for the years ended December 31, 1999 and 1998 and the period from July 31, 1997 (Inception) through December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Imperial Credit Commercial Mortgage Investment Corp. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 and the period from July 31, 1997 (Inception) through December 31, 1997, in conformity with generally accepted accounting principles.


                                             KPMG LLP

Los Angeles, California
February 17, 2000

             Imperial Credit Commercial Mortgage Investment Corp.
                          CONSOLIDATED BALANCE SHEETS
                          December 31, 1999 and 1998
                   (Dollars in thousands, except share data)


                                                                                            1999            1998
                                                                                        ------------    ------------
Assets:
 Cash and interest bearing deposits                                                         $101,388        $ 23,398
 Repurchase agreements                                                                        32,462               -
 Mortgage loans collateralizing debt obligations, net of allowance for loan
   losses of $4,614                                                                          258,976               -
 Mortgage loans, net of allowance for loan losses of $5,053 and $8,027,
   respectively                                                                              110,415         556,648
 Real property, net of accumulated depreciation                                               76,692         107,663
 Real property held for sale                                                                  24,694               -
 Securities available-for-sale, at estimated fair value                                       53,549          57,671
 Accrued interest receivable                                                                   3,092           6,410
 Other assets                                                                                  3,649           5,384
                                                                                        ----------------------------
       Total Assets                                                                         $664,917        $757,174
                                                                                        ============================

Liabilities:
 Dividends payable                                                                          $  9,405        $  9,405
 Borrowings under collateralized mortgage obligations                                        210,716               -
 Borrowings under secured warehouse facility                                                       -         279,000
 Borrowings under secured bank loan                                                                -           3,557
 Mortgage loans secured by real property                                                      46,162          48,575
 Accrued expenses, payables and other liabilities, including amounts due to
  affiliates of $2,082 at December 31, 1998                                                    2,969           7,828
                                                                                        ----------------------------
       Total Liabilities                                                                     269,252         348,365
                                                                                        ----------------------------

Commitments and contingencies

Stockholders' Equity:
 Common stock, par value $0.0001 per share.
  Authorized 500,000,000 shares, 28,500,000 shares issued and outstanding                          3               3
 Additional paid-in capital                                                                  425,615         425,615
 Accumulated other comprehensive income (loss)                                                (3,359)            221
 Accrued dividends in excess of earnings                                                     (26,594)        (17,030)
                                                                                        ----------------------------
       Total Stockholders' Equity                                                            395,665         408,809
                                                                                        ----------------------------
Total Liabilities and Stockholders' Equity                                                  $664,917        $757,174
                                                                                        ============================



         See accompanying notes to consolidated financial statements.

             Imperial Credit Commercial Mortgage Investment Corp.
                      CONSOLIDATED STATEMENTS OF EARNINGS
            For the years ended December 31, 1999 and 1998 and the
        period from July 31, 1997 (Inception) through December 31, 1997
       (Dollars in thousands, except share and earnings per share data)

                                                                           1999                1998                1997
                                                                       ------------        ------------        ------------
Income:
Mortgage loans                                                         $    42,019         $    41,130         $     1,676
Securities available-for-sale                                                6,299               6,153               1,403
Repurchase agreements and interest bearing deposits                          4,039               2,454               3,388
                                                                       ---------------------------------------------------
   Total Interest Income                                                    52,357              49,737               6,467
Real property rental income                                                 13,968               7,684                   -
                                                                       ---------------------------------------------------
   Total Income                                                             66,325              57,421               6,467
                                                                       ---------------------------------------------------
Operating Expenses:
Management fees                                                              5,905               6,319                 940
Interest expense                                                            18,870              11,165                   -
Provision for loan losses                                                    4,633               6,300                   -
Write-down of securities available-for-sale                                      -               4,554                   -
Depreciation of real property                                                3,195               1,755                   -
Real property operating expenses                                             3,150               1,872                   -
Write-down of real property held for sale                                    1,411                   -                   -
Due diligence expenses and professional fees                                 3,812               1,659                 487
Stock options issued to Manager and its employees                                -                  97               2,550
Other                                                                        2,138               1,456                 331
                                                                       ---------------------------------------------------
   Total Expenses                                                           43,114              35,177               4,308
                                                                       ---------------------------------------------------

Net Earnings                                                                23,211              22,244               2,159

Dividends ($1.15, $1.18 and $0.13 per share, respectively)                  32,775              36,948               4,485
                                                                       ---------------------------------------------------
Accrued dividends in excess of earnings                                $    (9,564)        $   (14,704)        $    (2,326)
                                                                       ===================================================

Earnings per share:
Basic                                                                  $      0.81         $      0.68         $      0.06
Diluted                                                                       0.81                0.68                0.06

Weighted average common shares outstanding:
Basic                                                                   28,500,000          32,570,974          34,500,000
Effect of dilutive stock options                                           107,809              17,660             178,550
                                                                       ---------------------------------------------------
Diluted                                                                 28,607,809          32,588,634          34,678,550
                                                                       ===================================================


         See accompanying notes to consolidated financial statements.

             Imperial Credit Commercial Mortgage Investment Corp.
        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND
                             COMPREHENSIVE INCOME
            For the years ended December 31, 1999 and 1998 and the
        period from July 31, 1997 (Inception) through December 31, 1997
                   (Dollars in thousands, except share data)

                                                                                                                     Total
                                 Number of                                    Accumulated         Accrued        Stockholders'
                                  Common                   Additional            Other           Dividends        Equity and
                                  Shares        Common       Paid-In         Comprehensive      In Excess of     Comprehensive
                                Outstanding      Stock       Capital         Income (Loss)        Earnings           Income
                                -----------     ------     ----------        -------------      ------------     --------------
Initial capitalization,
   July 31, 1997                        100     $    -      $      2            $   -            $      -           $      2
                                                                                                                    --------

Net earnings                                                                                        2,159              2,159
Unrealized gain on
 securities available for-sale                                                    169                                    169
                                                                                                                    --------
Comprehensive income                                                                                                   2,328
                                                                                                                    --------

Net proceeds from initial
  public offering on
  October 22, 1997               34,500,000          3       479,306                                                 479,309
Purchase and retirement of
  initial shares                       (100)                      (2)                                                     (2)
Stock options issued to
  Manager and its employees                                    2,550                                                   2,550
Cumulative dividends
  declared ($0.13 per share)                                                                       (4,485)            (4,485)
                                 ----------------------------------------------------------------------------------------------
Balance, December 31, 1997       34,500,000          3       481,856              169              (2,326)           479,702
                                -----------------------------------------------------------------------------------------------

Net earnings                                                                                       22,244             22,244
Change in unrealized gain
  (loss) on securities
  available-for-sale                                                             (209)                                  (209)
Foreign currency exchange
  gain                                                                            261                                    261
                                                                                                                    --------
Comprehensive income                                                                                                  22,296
                                                                                                                    --------
Purchase of stock                (6,000,000)                 (56,338)                                                (56,338)
Stock options issued to
  Manager and its employees                                       97                                                      97
Cumulative dividends
  declared ($1.18 per share)                                                                      (36,948)           (36,948)
                                -----------------------------------------------------------------------------------------------
Balance, December 31, 1998,
  carried forward                28,500,000     $    3      $425,615            $ 221            $(17,030)          $408,809
                                ===============================================================================================

             Imperial Credit Commercial Mortgage Investment Corp.
        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND
                       COMPREHENSIVE INCOME - Continued
            For the years ended December 31, 1999 and 1998 and the
        period from July 31, 1997 (Inception) through December 31, 1997
                   (Dollars in thousands, except share data)


                                                                                                                     Total
                                 Number of                                    Accumulated         Accrued        Stockholders'
                                  Common                   Additional            Other           Dividends        Equity and
                                  Shares        Common       Paid-In         Comprehensive      In Excess of     Comprehensive
                                Outstanding      Stock       Capital         Income (Loss)        Earnings           Income
                                -----------     ------     ----------        -------------      ------------     --------------
Balance, December 31, 1998,
   brought forward               28,500,000      $   3      $425,615            $      221          $(17,030)         $408,809
                                ----------------------------------------------------------------------------------------------

Net earnings                                                                                          23,211            23,211
Change in unrealized loss on
  securities available-for-sale                                                     (2,973)                             (2,973)
Foreign currency exchange
  loss                                                                                (607)                               (607)
                                                                                                                      --------
Comprehensive income                                                                                                    19,631
                                                                                                                      --------
Cumulative dividends
  declared ($1.15 per share)                                                                         (32,775)          (32,775)
                                ----------------------------------------------------------------------------------------------
Balance, December 31, 1999       28,500,000      $   3      $425,615            $   (3,359)         $(26,594)         $395,665
                                ==============================================================================================



         See accompanying notes to consolidated financial statements.

             Imperial Credit Commercial Mortgage Investment Corp.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
            For the years ended December 31, 1999 and 1998 and the
        period from July 31, 1997 (Inception) through December 31, 1997
                                (In thousands)

                                                                                       1999         1998         1997
                                                                                    ----------   ----------   ----------
Cash Flows from Operating Activities:
 Net earnings                                                                       $  23,211    $  22,244    $   2,159
 Adjustments to reconcile net earnings to net cash provided by operating activities:
  Depreciation and amortization                                                         3,316        1,850           11
  Amortization of premium (net of unearned fees) on mortgage loans                      1,511        1,858           50
  Amortization of discount on securities available-for-sale                            (4,842)      (6,152)      (1,404)
  Provision for loan losses, net of charge-offs related to sales                        1,640        6,300            -
  Write-down of real property held for sale                                             1,411            -            -
  Write-down of securities available-for-sale                                               -        4,554            -
  Stock options issued to Manager and its employees                                         -           97        2,550
 Net change in:
  Accrued interest receivable                                                           3,318       (4,325)      (2,085)
  Other assets                                                                          1,530       (4,150)      (1,120)
  Other liabilities                                                                    (4,814)      (3,116)      10,950
                                                                                 --------------------------------------
Total Cash Provided by Operating Activities                                            26,281       19,160       11,111
                                                                                 --------------------------------------

Cash Flows from Investing Activities:
 Purchases of securities available-for-sale                                                 -       (6,096)     (60,000)
 Payments received on securities available-for-sale                                     5,992        9,135        2,252
 Purchases and originations of mortgage loans, net of fees                            (28,232)    (381,189)    (273,051)
 Principal reductions on mortgage loans                                               212,337       88,392          992
 Purchase of real property and improvements, net of mortgage loans assumed               (810)     (73,767)           -
                                                                                 --------------------------------------
Total Cash Provided (Used) by Investing Activities                                    189,287     (363,525)    (329,807)
                                                                                 --------------------------------------

Cash Flows from Financing Activities:
 Dividends paid                                                                       (32,775)     (32,028)           -
 Cash borrowings under collateralized mortgage obligations                            249,086            -            -
 Repayments of collateralized mortgage obligations                                    (38,370)           -            -
 Cash borrowings under (repayments of) secured warehouse facility                    (279,000)     279,000            -
 Cash borrowings under (repayments of) secured bank loan                               (3,557)       3,349            -
 Cash borrowings under mortgage loans secured by real property                              -       13,364            -
 Repayments of mortgage loans secured by real property                                   (500)        (197)
 Cash borrowings under repurchase facility                                                  -       14,400            -
 Repayments of repurchase facility                                                          -      (14,400)           -
 Cash used in stock repurchases                                                             -      (56,338)           -
 Proceeds from initial public offering, net                                                 -            -      479,309
                                                                                 --------------------------------------
Total Cash Provided (Used) by Financing Activities                                   (105,116)     207,150      479,309
                                                                                 --------------------------------------

Net Increase (Decrease) in Cash and Cash Equivalents                                  110,452     (137,215)     160,613

Cash and cash equivalents at beginning of period                                       23,398      160,613            -
                                                                                 --------------------------------------

Cash and cash equivalents at end of period                                          $ 133,850    $  23,398    $ 160,613
                                                                                 ======================================
Supplemental Disclosure of Cash Flow Activities
 Mortgage loans assumed upon real property purchases                                $       -    $  34,580    $      -
                                                                                 ======================================
 Cash paid for interest                                                             $  18,636    $   9,979    $      -
                                                                                 ======================================


          See accompanying notes to consolidated financial statements.

             Imperial Credit Commercial Mortgage Investment Corp.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except share amounts)

1.  Organization and Definitive Merger Agreement

Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC" or the "Company") was incorporated in Maryland on July 31, 1997 and was initially capitalized on that date through the sale of 100 shares of its Common Stock, par value $0.0001 per share (the "Common Stock"), for $2. On October 22, 1997, ICCMIC commenced its operations upon consummation of an initial public offering of 34,500,000 shares of its Common Stock, with gross proceeds of $513,857 and net proceeds to the Company of $479,309 after discounts and costs. The Company primarily invests in mortgage loans, real property and interests in commercial mortgage-backed securities ("CMBS"). The majority of the Company's mortgage loans and all of the Company's interests in CMBS were acquired from Imperial Credit Industries, Inc. ("Imperial Credit") and its affiliates. The Company's sole activity through October 21, 1997 consisted of the organization and startup of the Company. The Company operates so as to qualify as a real estate investment trust ("REIT") under the requirements of the Internal Revenue Code of 1986, as amended (the "Code").

In 1997, the Company entered into a management agreement (the "Management Agreement") with Imperial Credit Commercial Asset Management Corp. (the "Manager"), a wholly-owned subsidiary of Imperial Credit, under which the Manager advised the Company on various aspects of its business and managed its day-to-day operations, subject to the supervision of the Board of Directors of the Company. The Management Agreement expired on October 22, 1999 (see note 14 to the consolidated financial statements). Imperial Credit currently owns 2,570,000 shares (9.0%) of the Company's outstanding common stock (2,690,053 shares or 9.4% including certain affiliates of Imperial Credit). Pursuant to the Management Agreement, the Manager was entitled to receive a base management fee based on a percentage of assets and a quarterly incentive fee generally based on a percentage of Funds From Operations, as adjusted, in excess of certain defined levels of return, as fully set forth in the Management Agreement (see note 7 to the consolidated financial statements). Except for the quarter ended June 30, 1999, when an incentive fee of $41 was earned, only base management fees have been earned.

On July 22, 1999, the Company and Imperial Credit entered into a definitive merger agreement (the "Merger Agreement") under which Imperial Credit effectively will acquire all of the outstanding shares of the Company (other than shares already owned by Imperial Credit and its subsidiaries) for a cash purchase price of $11.50 per share, subject to increase under certain circumstances. That purchase price reflects a 16.5% premium to the Company's closing price of $9.875 on May 12, 1999, the day before Imperial Credit publicly announced its initial proposal to acquire the Company. Completion of the merger is conditioned on, among other things, the approval of the holders of at least a majority of the outstanding shares of the Company's common stock held by holders other than Imperial Credit and certain of its affiliates.

The Merger Agreement provides for the prompt appraisal of the amount of the termination fee payable by the Company under the Management Agreement with the Manager. Imperial Credit agreed to increase the merger consideration payable to holders of Company shares (other than Imperial Credit and its subsidiaries) by the amount, if any, by which $35 million exceeds the appraised value. The appraised value has been determined to be $33 million (unaudited), and accordingly, the merger consideration has been increased by $2 million to approximately $11.575 per share. If the merger transaction between the Company and Imperial Credit is completed, Imperial Credit will not receive any payment from the Company as a result of the termination of the Management Agreement. If the Merger Agreement is terminated, the Manager has agreed to accept the lesser of $35 million and the appraised value of the Management Agreement termination fee (determined to be $33 million) (unaudited) as payment in full of the termination fee. See note 14 to the consolidated financial statements for further information regarding completion of the appraisal process, increase in the merger consideration and expiration of the Management Agreement.

             Imperial Credit Commercial Mortgage Investment Corp.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                 (Dollars in thousands, except share amounts)
The Merger Agreement contemplated that the Company would, during the 60 days following the appointment of the appraisal firms that were engaged to appraise the value of the Management Agreement termination fee, solicit and explore alternative transactions which could provide its stockholders with a more favorable alternative to the Imperial Credit merger. During this 60-day market check period and thereafter, the Company may terminate the Merger Agreement in favor of a superior proposal. In the event that the Merger Agreement is terminated, the Company will be obligated to reimburse Imperial Credit for certain of its expenses incurred in connection with the proposed merger, not to exceed $2 million, in addition to payment of the Management Agreement termination fee to the Manager. See note 14 to the consolidated financial statements for further information regarding expiration of the 60-day market check period.

Unless the Merger Agreement is terminated for a superior proposal, the transaction is expected to be completed during the first quarter of 2000. Prudential Securities Incorporated is serving as financial advisor to a special committee of the Company's Board of Directors, comprised of the Company's four independent directors, initially formed to evaluate Imperial Credit's unsolicited offer.

The Company operates in four business segments: small balance mortgage loan pools acquired ("mortgage pools"), individual large balance mortgage loans originated or acquired ("large mortgage loans"), real property and securities available-for-sale ("securities"). These segments are managed separately because each requires different levels of resources and involves assets having different risk profiles. Segment performance is measured based on net earnings.

2.  Summary of Significant Accounting Policies

The consolidated financial statements of ICCMIC and its subsidiaries are prepared in accordance with generally accepted accounting principles. All material intercompany transactions have been eliminated in consolidation.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates and assumptions. Material estimates subject to change include the allowance for loan losses and the carrying values of securities available-for-sale and real property.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents consists of cash, money market mutual funds and repurchase agreements. The Company considers investments with maturities of three months or less at date of acquisition to be cash equivalents.

The Company enters into repurchase agreements, which are carried at the amounts at which the securities will be subsequently resold plus accrued interest, as specified in the respective agreements. The securities purchased are held in custody for the benefit of the Company. All of the transactions are in United States agency or investment grade securities. The Company's exposure to credit risk associated with the non-performance of counterparties in fulfilling their contractual obligations can be directly impacted by market fluctuations, which may impair the counterparties' ability to satisfy their obligations. The Company monitors the market value and other factors of the underlying securities relative to the amounts due under the agreements and, when necessary, requires prompt additional collateral or reduction in loan balance to ensure that the market value remains sufficient to protect itself in the event of default by the counterparty.

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

Mortgage Loans Held For Investment

The Company purchases and originates mortgage loans to be held as long-term investments. Mortgage loans held for investment are recorded at cost at the date of purchase. Premiums and discounts related to these loans are amortized over their estimated lives using the interest method. Loans are continually evaluated for collectibility and, if appropriate, loans may be placed on non-accrual status. Loans are placed on non-accrual status generally after they become 90 days past due, in which case previously accrued interest is reversed from income. Future collections of interest are included in interest income or applied to the loan balance based on an assessment of the likelihood that the principal will be collected.

The Company maintains an allowance for losses on mortgage loans held for investment at an amount which it believes is sufficient to provide adequate protection against future losses in the mortgage loan portfolio. The allowance for losses is determined primarily on the basis of management's judgment of net loss potential, including specific allowances for known impaired loans and other known factors such as changes in the nature and volume of the portfolio, value of the collateral and current economic conditions that may affect the borrowers' ability to pay.

A loan is impaired when it is "probable" that a creditor will be unable to collect all amounts due (i.e., both principal and interest) according to the contractual terms of the loan agreement. Loans are evaluated for impairment on an individual basis. The measurement of impairment may be based on (1) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate, (2) the observable market price of the impaired loan or (3) the fair value of the collateral of a collateral-dependent loan. The amount by which the recorded investment of the loan exceeds the measure of the impaired loan is recognized by recording a valuation allowance with a corresponding charge to provision for loan losses. Loans deemed by management to be uncollectible are charged to the allowance for loan losses. Recoveries on loans previously charged off are credited to the allowance. Interest income on impaired loans is recognized on the cash basis only to the extent that the carrying value of the loan is supported by its collateral value.

Real Property

Real property is recorded at cost. Included in such costs are acquisition costs and certain direct capitalized costs, such as legal fees, appraisal fees, surveys, title insurance and other costs incurred by the Company during the diligence and closing periods. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements which improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, real property assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives of buildings and improvements range from 20 to 30 years. Leasehold improvements are amortized over the life of the lease, ranging from 3 to 10 years, or the useful life of the improvement, whichever is shorter.

The Company reviews its real property investments for impairment whenever known events or changed circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held is measured by a comparison of the carrying amount of the asset to its future net undiscounted cash flows expected to be generated. If such an asset is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying value of the asset exceeds its fair value.

Rental revenue is reported on a straight-line basis over the terms of the respective leases.

             Imperial Credit Commercial Mortgage Investment Corp.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                 (Dollars in thousands, except share amounts)

Real property held for sale is carried at the lower of cost or estimated fair value.

Investment Securities

The Company classifies investment securities as held-to-maturity, available-for-sale, and/or trading securities at the time of purchase based upon management's intent and the Company's ability to hold the securities. Held-to-maturity investment securities are reported at amortized cost, available-for-sale securities are reported at fair value with unrealized gains and losses, net of related income taxes, shown as a separate component of stockholders' equity in accumulated other comprehensive income, and trading securities are reported at fair value with unrealized gains and losses reported in income. Discounts obtained or premiums paid on investment securities are amortized to interest income over the estimated life of the investment securities using the interest method.

The Company has a portfolio of purchased commercial mortgage-backed securities ("CMBS") consisting of subordinated and interest only securities. These securities are classified as available-for-sale and carried at estimated fair value. Because there is not an active market from which a fair value can be derived, management estimates the fair value of the CMBS using a discounted cash flow methodology. Such methodology requires estimates of future prepayments and credit losses, as well as assumptions about appropriate rates at which the resultant cash flows are discounted.

Unrealized losses on securities that reflect a decline in value which is judged to be other than temporary are charged to earnings and are determined using the specific identification method. At disposition, the realized net gain or loss is included in earnings. Because the Company qualifies as a REIT and does not pay income taxes, the unrealized gains and losses on securities available-for-sale are reported gross in stockholders' equity and comprehensive income.

Income Taxes

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code. A REIT generally will not be subject to federal income taxation on that portion of its income that qualifies as REIT taxable income to the extent that it distributes at least 95% of its taxable income to its stockholders and complies with certain other requirements. Accordingly, no provision has been made for federal income taxes for ICCMIC and its subsidiaries in the accompanying consolidated financial statements.

Income and Expense Recognition

Income and expenses are recorded on the accrual basis of accounting.

Earnings Per Share

Basic earnings per share is computed on the basis of the weighted average number of shares of Common Stock outstanding for the period. Diluted earnings per share is computed on the basis of the weighted average number of shares of Common Stock and common equivalent shares outstanding for the period. The beginning of the period utilized for purposes of the 1997 earnings per share computation coincided with the commencement of the Company's operations on October 22, 1997. For purposes of diluted earnings per share, the computation of the weighted average number of shares outstanding includes the impact of the assumed exercise of the outstanding dilutive options to purchase common stock and assumes that the proceeds from such issuance are used to repurchase common shares at the average market price of the Company's common stock for the period.

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

Stock Options

The Company has elected to account for stock based compensation arrangements under the intrinsic value based method of accounting. Pro forma disclosures of net earnings computed as if the fair value based method had been applied have been included in the notes to the consolidated financial statements. Stock options or other equity instruments granted for services provided by non-employees or to acquire goods or services from outside suppliers or vendors have been accounted for under the fair value method with expense recognized during the service period.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, excluding those resulting from investments by and distributions to owners. Comprehensive income generally includes net income, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on investments in certain debt and equity investments (i.e., securities available-for-sale). The changes in unrealized gain (loss) on securities available-for-sale and foreign exchange gain (loss) have been included in comprehensive income.

Translation of Foreign Currencies

The functional currencies of the Company's foreign subsidiaries are their respective local currencies. Financial statement accounts of these subsidiaries are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("FASB 52"). Under FASB 52, functional currency assets and liabilities are translated into U.S. dollars generally using exchange rates in effect at the end of the period and the related translation adjustments are recorded as a separate component of comprehensive income. Income statement accounts expressed in functional currencies are translated using average rates of exchange prevailing during the period.

Effect of New Accounting Standards

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This standard requires that all derivative instruments be recorded in the balance sheet at fair value; the accounting for the gain or loss due to the changes in fair value of the derivative instrument depends on whether the derivative instrument qualifies as a hedge. If the derivative instrument does not qualify as a hedge, the gains or losses are reported in earnings when they occur. However, if the derivative instrument qualifies as a hedge, the accounting varies based on the type of risk being hedged. SFAS 133 will apply to the Company starting July 1, 2000. Management is currently evaluating the financial statement impact, if any, of adopting SFAS 133.

3.  Mortgage Loans

Mortgage loans held for investment include various types of adjustable-rate and fixed-rate loans secured by mortgages on commercial and multifamily real properties. Approximately 44.9% and 40.2% of the amount of mortgage loans held for investment at December 31, 1999 and 1998, respectively, were collateralized by properties located in California. Mortgage loans are generally expected to be repaid from the operating profits of the borrowers, refinancing by another lender or sale by the borrowers of the secured collateral.

             Imperial Credit Commercial Mortgage Investment Corp.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                 (Dollars in thousands, except share amounts)

As of December 31, 1999 and 1998, the Company's mortgage loan portfolio consisted of the following:

                                                       1999                                        1998
                                       ------------------------------------        ------------------------------------
                                                       % of        Number                          % of        Number
                                         Amount        Loans      Of Loans           Amount        Loans      Of Loans
                                       ----------    --------    ----------        ----------    --------    ----------
         Principal balance:
         Multifamily loans               $186,917        50.4%          676          $270,170        48.8%          968
         Commercial loans                 165,865        44.7%          253           264,732        47.9%          374
         Construction loan                 18,000         4.9%            1            18,000         3.3%            1
           participation
                                       ------------------------------------        ------------------------------------

                 Total Principal          370,782       100.0%          930           552,902       100.0%        1,343
                                                      =====================                       =====================
         Unamortized premium                9,578                                      14,344
         Unearned loan fees                (1,302)                                     (2,571)
         Less allowance for loan           (9,667)                                     (8,027)
           losses
                                       ----------                                  ----------

         Net carrying amount             $369,391                                    $556,648
                                       ==========                                  ==========

The Company acquired a substantial amount of mortgage loans from Southern Pacific Bank ("SPB"), a wholly-owned subsidiary of Imperial Credit, and Franchise Mortgage Acceptance Company ("FMAC"), a former affiliate of Imperial Credit. SPB was formerly known as Southern Pacific Thrift and Loan Association.

The following summary reflects loans acquired from affiliates of the Manager, which are included in the table shown above as of December 31, 1999 and 1998:

                                                           1999                           1998
                                                  -----------------------        -----------------------
                                                    Amount       Number            Amount       Number
                                                  -----------   ---------        -----------   ---------
         Principal balance of SPB loans              $280,349         735           $353,477         985
         Principal balance of FMAC loans                    -           -             54,501          55
                                                     --------         ---           --------       -----
         Total principal balance of loans
           acquired from affiliates of
           Manager                                   $280,349         735           $407,978       1,040
                                                     ========         ===           ========       =====

The change in the mortgage loan balance consisted of the following during the periods ended December 31, 1999 and 1998:

                                                             1999              1998
                                                         -----------         ---------
         Mortgage loans purchased or originated, net       $  28,232          $381,189
         Less:
         Collections of principal                            212,337            88,392
         Provision for loan losses                             1,641             6,300
         Amortization of premium net of fees                   1,511             1,858
                                                         -----------         ---------
         Net change                                        $(187,257)         $284,639
                                                         ===========         =========

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

At December 31, 1999 and 1998, 423 and 602 mortgages, respectively, have fixed interest rates and 507 and 741 mortgages, respectively, have variable interest rates tied to the six month LIBOR, Bank of America Prime or the one-year U.S. Treasury index. The ranges of interest rates as of December 31, 1999 and 1998 are set forth in the following table:

                                                          1999                           1998
                                                ----------------------         ----------------------
                                                            Principal                      Principal
            Range of                             Number      Balance            Number      Balance
          Interest Rates                        of Loans     of Loans          of Loans     of Loans
         ---------------                        --------   ------------        --------   ------------
         7.5% or less                              21         11,262              19         27,400
         7.501 - 8.0                               32         15,536              27         29,599
         8.001 - 8.5                               77         38,592              65         35,474
         8.501 - 9.0                              282        108,820             291        111,770
         9.001 - 9.5                              180         57,763             262         94,145
         9.501 - 10.0                              88         57,531             221        101,516
         10.001 - 10.5                             38         24,860              83         45,354
         10.501 - 11.0                             71          9,623             119         25,555
         11.001 - 11.5                             57          8,434              85         12,956
         11.501 - 12.0                             35          5,504              60         20,048
         12.001 - 12.5                             16         24,464              43         34,352
         12.501 - 13.0                             15          2,129              33          4,499
         13.01 or more                             18          6,264              35         10,234
                                              -------      ---------         -------     ----------
         Total                                    930       $370,782           1,343       $552,902
                                              =======      =========         =======     ==========

The mortgage loans ranged in size from $25 to $21,414 at December 31, 1999 as compared to from $6 to $26,240 at December 31, 1998 and as set forth in the following table:

                                                1999                                          1998
                             ------------------------------------------------------------------------------------------
                             Weighted                                      Weighted
                              Average    Final       Number   Principal     Average      Final       Number   Principal
                             Interest   Maturity      of      Balance      Interest    Maturity       of       Balance
       Loan Size Range         Rate       Date       Loans    of Loans       Rate        Date        Loans     of Loans
     ------------------      --------   --------     ------   ---------    --------    --------      ------   ---------
     $150 or less             10.171%   06/01/28      280     $ 29,531      10.472%    06/01/28        410    $ 42,168
      150 - 250                9.463%   10/01/29      277       52,322       9.822%    06/01/28        371      70,086
      250 - 500                9.251%   10/01/29      221       78,000       9.587%    06/01/28        314     111,278
      500 - 750                9.013%   05/01/29       57       34,530       9.271%    06/01/28         97      59,535
      750 - 1,000              8.932%   04/01/29       35       30,425       9.297%    06/01/28         64      55,883
      1,000 - 1,500            8.971%   07/01/29       32       38,534       9.324%    04/01/28         48      58,685
      1,500 - 2,000            8.237%   08/01/27       10       17,163       9.436%    08/01/27         17      29,941
      2,000 - 3,000            8.837%   06/01/28       10       24,537       9.464%    06/01/27         14      34,652
      Over 3,000              10.834%   08/01/09        8       65,740       9.880%    08/01/07          8      90,674
                                                      ---     --------                               ------   --------
       Total                                          930     $370,782                               1,343    $552,902
                                                      ===     ========                               ======   ========

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

The Company's mortgage loans were secured by properties located in 34 states and the United Kingdom as set forth in the following table:

                                               December 31, 1999                             December 31, 1998
                                      ---------------------------------------------------------------------------------------
                                      Number               Principal                Number                Principal
                                        of        % by      Balance       % by        of        % by       Balance      % by
     State                            Loans      Number    of Loans      Amount      Loans     Number     of Loans     Amount
     ----------------------------     ------     -------   ---------     ------     ------     ------     ---------    ------
     Arizona                             50       5.38%    $ 18,037       4.86%        74       5.51%    $ 29,009       5.25%
     California-Northern                 61       6.56%      26,254       7.08%        87       6.48%      44,000       7.96%
     California-Southern                402      43.22%     140,185      37.80%       553      41.18%     178,089      32.21%
     Colorado                            42       4.52%      13,232       3.57%        62       4.62%      20,237       3.66%
     Connecticut                          8       0.86%       2,012       0.54%        15       1.12%       4,859       0.88%
     Florida                             24       2.58%      17,604       4.75%        31       2.31%      46,397       8.39%
     Georgia                              7       0.75%       2,942       0.79%         9       0.67%       4,664       0.84%
     Illinois                            13       1.40%       7,877       2.12%        22       1.64%       2,479       0.45%
     Massachusetts                       23       2.47%       4,395       1.19%        38       2.83%       7,268       1.31%
     Maryland                             6       0.65%         404       0.11%         9       0.66%       1,489       0.27%
     Maine                                4       0.43%         576       0.16%         8       0.60%       3,397       0.61%
     New Hampshire                       21       2.26%       2,981       0.80%        33       2.46%       4,951       0.90%
     New Jersey                          45       4.83%       9,012       2.43%        67       4.99%      16,951       3.07%
     Nevada                               8       0.86%      19,690       5.31%        13       0.96%      21,101       3.82%
     New York                            58       6.24%      11,523       3.11%        88       6.55%      20,733       3.75%
     Ohio                                14       1.51%       1,555       0.42%        18       1.34%       1,941       0.35%
     Oregon                              51       5.48%      21,346       5.76%        60       4.47%      26,947       4.87%
     Pennsylvania                         2       0.22%         549       0.15%         8       0.59%       2,326       0.42%
     Rhode Island                         5       0.54%         650       0.18%         8       0.59%       2,028       0.37%
     Texas                               28       3.01%      11,704       3.16%        31       2.31%      18,174       3.29%
     Utah                                 4       0.43%       1,512       0.41%         8       0.60%       6,092       1.10%
     Washington                          33       3.54%      18,993       5.12%        50       3.72%      29,041       5.25%
     13 states and the United            21       2.26%      37,749      10.18%        51       3.80%      60,729      10.98%
     Kingdom
                                      ---------------------------------------------------------------------------------------
       Total                            930      100.0%    $370,782      100.0%     1,343      100.0%    $552,902      100.0%
                                      =======================================================================================

There were 19 loans totaling $16,504 over 90 days past due as of December 31, 1999 as compared to 38 loans totaling $5,745 over 90 days past due as of
December 31, 1998.   At December 31, 1999 and 1998, all of the loans over 90
days past due were on non-accrual status and were considered impaired loans. No specific impairment reserve was established for these loans. Interest foregone on non-accrual loans was $648 for 1999 and $510 for 1998. The average balance of impaired loans during 1999 was $13,083 and during 1998 was $3,347. $443 of interest income was recognized during 1999 on those loans that were impaired as of December 31, 1999; $223 of interest income was recognized during 1998 on those loans that were impaired as of December 31, 1998.

A summary of the activity in the allowance for loan losses for 1999 and 1998 is as follows:


                                              1999                    1998
                                             -------                 ------
    Balance at beginning of year             $ 8,027                 $1,727
    Provision charged to earnings              4,633                  6,300
    Charge-offs                               (2,993)                    -
    Recoveries                                    -                      -
                                             -------                 ------
    Balance at end of year                   $ 9,667                 $8,027
                                             =======                 ======

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

In conjunction with the acquisition of mortgage loans in 1997, the Company established an allowance for loan losses at the time of acquisition totaling $1,727 based on the seller's loan loss experience.

The following table presents certain key data regarding the Company's mortgage loans:

                                                                                                          Principal
                                                                                                          Amount of
                                                                                                            Loans
                                                                                                         Subject to
                                                   Final                     Face         Carrying       Delinquency
                                      Interest    Maturity     Prior       Amount of      Amount of        Over 90
              Description               Rate        Date       Liens       Mortgages    Mortgages (A)      Days (B)
              -----------             --------    --------    -------      ---------    -------------    -----------

     Pools of small balance                         1999-
       multifamily and commercial
       mortgage loans (C)                  (D)      2028          -        $311,823       $321,401         $ 2,354
                                                                           --------       --------         -------
     Total - Loan Pools                                                     311,823        321,401           2,354
                                                                           --------       --------         -------

     Construction loan
       participation (E)                  8.16%-    2007-
                                         10.16%     2010          -          18,000         17,891             -

     Condominium conversion
       project financing (F)             12.50%     2001          -          21,414         20,692             -

     8 other large mortgage loans        10.46%-    2005-
                                         13.50%     2008       23,700        19,545         19,074          14,150
                                                              -------      --------       --------         -------
     Total - Large Mortgage Loans                              23,700        58,959         57,657          14,150
                                                              -------      --------       --------         -------

     Total Loans                                              $23,700      $370,782       $379,058         $16,504
                                                              =======      ========       ========         =======

_________
(A)  The carrying cost for federal income tax purposes is $378,120.

(B) Of the total principal amount of loans subject to over 90 day delinquency, $841 of the loans were acquired from SPB, a related party.

(C)  No loans were greater than 2% of the total.

(D) Interest rates for this category range from 5.50% to 14.00%. The weighted average interest rate for this category is 9.204%. The category includes loans with fixed as well as variable interest rates. Variable interest rate loans are tied to six month LIBOR, Bank of America Prime, or the one-year U.S. Treasury index.

(E) Interest only is paid quarterly. Principal and interest are due beginning two years from the earlier of the opening of the facility or first loan draw.

(F) The loan is secured by all the unsold units of a condominium conversion project. Principal payments are due the 1st and 15th of every month based on unit sales. If unit sales are inadequate, the interest is paid from a funded interest reserve. There are no minimum principal payment amounts.

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

4.  Securities Available-For-Sale

At December 31, 1999 and 1998, the Company's securities available-for-sale consisted of certain CMBS interests including subordinated securities and interest only securities collateralized by commercial mortgages, certain subordinated asset-backed notes issued by FMAC and shares of a private equity REIT. In general, subordinated classes and interest only securities of a particular series of securities bear all losses prior to the related senior classes. Such securities or investments may subject the Company to credit, interest rate and/or prepayment risks.


The amortized cost and estimated fair value of the Company's securities available-for-sale are summarized as follows:

                Balance at December 31, 1999                                 Gross         Gross      Estimated
                ----------------------------                 Amortized    Unrealized    Unrealized       Fair
    Security Description                                       Cost          Gain          Loss         Value
    --------------------                                     ---------    ----------    ----------    ---------
    CMBS interests:
    Non-investment grade rated subordinated interests          $35,561       $ -             $2,190      $33,371
    Investment grade rated senior interest only interests        2,585         -                  2        2,583
    Non-investment grade rated subordinated interest
      only interests                                             1,816         -                 75        1,741
    Non-rated subordinated interest only interests               1,287         66              -          1,353
    Other non-rated subordinated interests                       4,121        811              -          4,932
                                                            ---------------------------------------------------
                 Total CMBS interests                           45,370        877            2,267       43,980
    Non-investment grade rated subordinated notes                6,192         -              1,623        4,569
    Common stock in a private equity REIT                        5,000         -                -          5,000
                                                            ---------------------------------------------------
    Total                                                      $56,562       $877           $3,890      $53,549
                                                            ===================================================



                Balance at December 31, 1998                                 Gross         Gross      Estimated
                ----------------------------                 Amortized    Unrealized    Unrealized       Fair
    Security Description                                       Cost          Gain          Loss         Value
    --------------------                                     ---------    ----------    ----------    ----------
    CMBS interests:
    Non-investment grade rated subordinated interests          $34,763       $ 90           $ -        $34,853
    Investment grade rated senior interest only interests        3,361         -              64         3,297
    Non-investment grade rated subordinated interest
      only interests                                             2,959         -              -          2,959
    Non-rated subordinated interest only interests               1,386         -              -          1,386
    Other non-rated subordinated interests                       4,050        133             -          4,183
                                                            ---------------------------------------------------
                 Total CMBS interests                           46,519        223             64        46,678
    Non-investment grade rated subordinated notes                6,193         -             200         5,993
    Common stock in private equity REIT                          5,000         -              -          5,000
                                                            ---------------------------------------------------
    Total                                                      $57,712       $223           $264       $57,671
                                                            ===================================================

The Company's CMBS interests are secured by adjustable and fixed rate commercial and multi-family mortgage loans. The yield to maturity on each CMBS interest depends on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass-through rate and interest rate fluctuations. The estimated yield to maturity on the Company's CMBS interests for 2000 is 13.82%. Some of the Company's CMBS interests are subordinated so that, in the event of a loss, payments to senior certificate holders will be made before the Company receives its payments. All of the Company's CMBS interests were acquired from SPB, the originator or purchaser of the underlying mortgage loans, and Imperial Credit.

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

During the year ended December 31, 1998, the Company determined, based primarily on accelerated prepayments, that certain declines in the estimated fair value of its interest only CMBS were other than temporary. Accordingly, the Company took a charge to earnings of $4,554 to write down the interest only securities to estimated fair value and such charge is reflected in amortized cost.

The Company's investment in subordinated notes was acquired from FMAC and the estimated yield to maturity on these notes for 2000 is 14.25%.

The unamortized discount on securities available-for-sale was $28,422 and $ 29,317 at December 31, 1999 and 1998, respectively. The Company did not sell any securities available-for-sale during the periods ended December 31, 1999, 1998 and 1997.

The contractual maturities of the mortgage loans underlying the Company's CMBS interests are greater than ten years.

Because there is no active market from which to derive a fair value for the Company's CMBS interests, management estimates the fair values using a discounted cash flow methodology. The ranges of assumptions used in the December 31, 1999 valuation were as follows:

                Monthly default rate         0.15%
                Loss severity                33.0%
                Cumulative loss              2.15% to 2.45%
                Constant prepayment rate     21%
                Discount rate                10.08% to 25.01%

5.  Fair Value Of Financial Instruments

Financial instruments include cash and interest bearing deposits, repurchase agreements, securities available-for-sale, mortgage loans, accrued interest receivable, borrowings and accrued interest payable. Because no active market exists for a portion of the Company's mortgage loans and securities, fair value estimates are based on judgments regarding credit risk, investor expectation of future economic conditions, normal cost of administration and other risk characteristics, including interest rate and prepayment risk. These estimates are subjective in nature and involve uncertainties and matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the fair value estimates presented do not include the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

The Company in estimating its fair value disclosures for financial instruments used the following methods and assumptions:

Financial Assets

The carrying values of cash, interest bearing deposits and accrued interest receivable are considered to approximate fair value. The carrying values of securities available-for-sale approximate fair value - note 4 contains information on how such fair value for CMBS was determined. The fair value of the investment in a private equity REIT is based on cost since the REIT was formed in late 1997, is not publicly traded and has had financing transactions subsequent to the Company's investment at implied equity prices above that paid by the Company. The fair value of mortgage loans is estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices for similar instruments, taking into consideration the varying degrees of credit risk.

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

Financial Liabilities

The carrying amount of accrued interest payable is considered to approximate fair value. The fair value of debt is based on rates currently available to the Company for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

The fair value of lending commitments is estimated using the fees currently charged to enter into similar agreements; such estimated fair value is not material. The fair value of the interest rate swap is estimated by present valuing the future cash flows using the contract notional amount amortization schedule, contract interest rate, one-month LIBOR at December 31, 1999 and 1998 and the yield curve.

The estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 are as follows:

                                                          December 31, 1999         December 31, 1998
                                                        ----------------------    ----------------------
                                                        Carrying    Estimated     Carrying    Estimated
                                                         Amount     Fair Value     Amount     Fair Value
                                                        --------    ----------    --------    ----------
         Assets:
         Cash and interest bearing deposits             $101,388     $101,388     $ 23,398     $ 23,398
         Repurchase agreements                            32,462       32,462          -            -
         Securities available-for-sale                    53,549       53,549       57,671       57,671
         Accrued interest receivable                       3,092        3,092        6,410        6,410
         Mortgage loans, net                             369,391      369,391      556,648      556,648
         Borrowings                                      256,878      255,000      331,132      331,132
         Accrued interest payable                            234          234        1,185        1,185
         Interest rate swap                                  -          1,478          -         (1,669)

The fair value estimates as of December 31, 1999 and 1998 are based on pertinent information available to management as of that date. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

6.  Real Property

The Company's real property investments were acquired during 1998. The following table provides information regarding each of the investments.

                       Initial Cost to Company            (A)           Gross Amount at which Carried at Close of Period
                       -----------------------            ---       --------------------------------------------------------
                                      Buildings                                 Buildings                 Accumul-
                                         and                                      and                      ated       Net
                                      Improve-          Improve-                 Improve-               Deprecia-   Carrying
   Description           Land           ments            ments         Land       ments       Total        tion       Amount
-------------------    --------       ----------        --------     --------   ----------   --------   ---------   --------
Mission Marketplace    $12,909         $18,711          $  151       $12,909      $18,862    $31,771       $1,045    $30,726
Atrium Tower             1,800          11,383             958         1,800       12,341     14,141          731     13,410
The Terraces             4,511          13,534              93         4,511       13,627     18,138          693     17,445
Axe Sud                  1,676          15,992               -         1,535       14,633     16,168        1,057     15,111
                       -------         -------          ------       -------      -------    -------       ------    -------
Total                  $20,896          59,620           1,202        20,755       59,463     80,218        3,526    $76,692
                       =======         =======          ======       =======      =======    =======       ======    =======

(A)  - Costs capitalized subsequent to acquisition.

             Imperial Credit Commercial Mortgage Investment Corp.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                 (Dollars in thousands, except share amounts)

The difference between the amount at which the Axe Sud office building in France is carried at December 31, 1999 as compared to the initial cost to the Company at acquisition is due to unrealized foreign exchange losses totaling $1,500.

Real property is leased to tenants under operating leases, which provide for rent and reimbursement of various expenses paid by the Company, such as common area maintenance charges and real estate taxes.

The estimated future base lease rental income to be received by the Company for the remaining minimum lease terms for all of the Company's real property investments is $8,968 for 2000, $8,562 for 2001, $8,181 for 2002, $6,828 for
2003, $5,185 for 2004 and $32,103 thereafter.

The Company's real property investment in the Ugly Duckling properties was reclassified at December 31, 1999 to real property held for sale and is carried net of a valuation allowance of $1,411. The investment was sold on January 3, 2000 for $22,270 cash and a $2,424 second mortgage bearing interest at 15% per annum. The Company has an option to unwind this transaction in the event the merger contemplated by the Merger Agreement is not consummated. Pursuant to an agreement between the Company and Imperial Credit, the tax loss on this sale of $2,030 will be disregarded for purposes of computing the first quarter 2000 dividend to be paid to the Company's stockholders.

Three of the Company's real property investments are secured by mortgage loans as further described in note 10 to the consolidated financial statements. The construction date, acquisition date and estimated useful lives by real property investment is as follows:

                                                                  Life on which
                               Date of                            Depreciation
Description                  Construction         Date Acquired   is Computed      Location
-----------                  -------------        -------------   -----------      --------
Mission Marketplace (A)         1989              May 1998        30 years         Oceanside, CA
Atrium Tower (B)                1982              May 1998        30 years         Las Vegas, NV
The Terraces (A)             1957 and 1989        June 1998       30 years         Rancho Palos Verdes, CA
Axe Sud (B)                     1994              July 1998       20 years         Suburb of Paris, France
-----------

(A)  Shopping center
(B)  Office building

The aggregate cost for Federal income tax purposes is the same as the cost for book purposes.

7. Management Contract (Amounts in this footnote are in actual dollars, not thousands)

ICCMIC entered into a management agreement (the "Management Agreement") with Imperial Credit Commercial Asset Management Corp. (the "Manager"), a wholly-owned subsidiary of Imperial Credit, pursuant to which the Manager advised the Company on various aspects of its business and managed its day-to-day operations, subject to the supervision of the Company's Board of Directors. The agreement expired without renewal on October 22, 1999 (see note 14). The Manager was entitled to receive a base management fee of 1% per annum of the first $1 billion of average invested assets, 0.75% of the next $250 million of average invested assets, and 0.5% of average invested assets above $1.25 billion, payable quarterly, and a quarterly incentive fee in an amount equal to
(A) 25% of the dollar amount by which (1) (a) Funds from Operations, as defined in the Management Agreement (before the incentive fee), per share of Common Stock (based on the weighted average number of shares outstanding), plus (b) gains (or minus losses) from debt restructuring and sales of property per share of common stock (based on the weighted average number of shares outstanding), exceeded (2) an amount equal to (a) the weighted average of the price per share at the initial public offering and the prices per share at any secondary offerings by ICCMIC

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

multiplied by (b) the ten-year U.S. Treasury Rate plus four percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding during such quarter. Base management fees for the periods ended December 31, 1999, 1998 and 1997 were $5.86 million, $6.32 million and $0.94 million, respectively. The only incentive fee earned since the Company's inception amounted to $41 thousand and was recorded during the year ended December 31, 1999.

8.  Stock Option Plan

ICCMIC adopted a stock option plan (the "Plan") to provide a means of incentive compensation, under which the Manager, certain executive officers and employees of the Manager and certain officers and directors of ICCMIC were granted options to purchase 3,045,000 shares of Common Stock exercisable at the initial public offering price. Options to purchase a total of 7,500,000 shares have been authorized for grant under the Plan. ICCMIC granted 1,691,250 options to purchase shares to the Manager and 9,000 options to purchase shares to an employee of the Manager, for which $2,550 was recognized as an expense during 1997, and 1,344,750 options to purchase shares to executive officers and directors of ICCMIC. During 1998, ICCMIC granted additional options to purchase 162,500 shares at $15.00 per share and 883,500 shares at $9.00 per share.

For those options issued to non-employees, ICCMIC recognized $97 as an expense during 1998 based on the estimated fair value of the options. In conjunction with the issuance of the options to purchase shares at $9.00 per share, certain employees of the Manager exchanged options to purchase 97,000 shares at an exercise price of $15.00 per share for options to purchase 79,000 shares at $9.00 per share. Prior to, and in connection with the signing of the Merger Agreement, the options granted to the Manager and two of the directors of ICCMIC were cancelled. Options vest immediately and one third of the options are first exercisable on each of the first three anniversaries of their grant date. The exercisability of options will accelerate upon a change of control, such as the transaction contemplated by the Merger Agreement. All options that have not been exercised as of ten years from their date of grant will expire.

Included in the options granted during 1998 are options to purchase 30,000 shares granted to a Director of the Company which carried the right to put the options back to the Company at $1.00 per share for a period of one year. The put right was granted in recognition of the Director's extraordinary service to the Company and expired without exercise.

Stock option activity for the periods ended December 31, 1999, 1998 and 1997 follows:

                                               Number of Shares            Weighted Average         Range of
                                               ----------------             Exercise Price        Exercise Price
                                                                           ----------------       --------------
         1997:
         Granted                                   3,125,500                     $15.00
         Forfeited / Cancelled                       (80,500)                    $15.00
                                                  ----------
         Outstanding at December 31, 1997          3,045,000                     $15.00
         1998:
         Granted                                   1,046,000                     $ 9.93
         Forfeited / Cancelled                      (183,250)                    $15.00
                                                  ----------

         Outstanding at December 31, 1998          3,907,750                     $13.64             $9.00 - $15.00
         1999:
         Granted                                           -
         Forfeited / Cancelled                    (2,470,500)                    $14.36
                                                  ----------
         Outstanding at December 31, 1999          1,437,250                     $12.40             $9.00 - $15.00
                                                  ==========

             Imperial Credit Commercial Mortgage Investment Corp.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                 (Dollars in thousands, except share amounts)

At December 31, 1999, options to purchase 207,250 shares were exercisable at $9.00 per share and 494,000 shares were exercisable at $15.00 per share. At December 31, 1998, options to purchase 983,250 shares were exercisable at $15.00 per share. None were exercisable at December 31, 1997. The weighted average remaining life for options outstanding at December 31, 1999 was approximately eight years.

If the Company had determined compensation cost based on the fair value at the grant date for stock options granted to officers and directors, the Company's net earnings and earnings per share for the year ended December 31, 1998 and the period from October 22, 1997 through December 31, 1997 would have decreased to the pro forma amounts set forth below:

                                                  December 31, 1998             December 31, 1997
                                                  -----------------             -----------------
                                             As Reported     Pro forma     As Reported     Pro forma
                                             ------------   ------------   ------------   ------------
         Net earnings                        $22,224        $21,586         $2,159          $ 142
         Basic and Diluted Earnings per
           share                             $  0.68        $  0.66         $ 0.06          $0.00

The derived fair value of the options granted during 1998 was approximately $0.73 for the options issued at $9.00 and $1.21 for the options issued at $15.00. The derived fair value of the options granted during 1997 was approximately $1.50 per share. The derived fair values were estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                 1998               1997
                                               --------           --------
         Dividend yield                         13.30%             8.32%
         Risk free interest rate                4.70%              6.50%
         Expected life                          5 years            10 years
         Expected volatility                    33.00%             22.15%

9.  Stockholders' Equity

On October 22, 1997, the Company completed its initial public offering of 34,500,000 shares, with gross proceeds of $513,857 and net proceeds to ICCMIC of $479,309. During the years ended December 31, 1999, 1998 and 1997, ICCMIC declared dividends on common stock of $32,775, $36,948 and $4,485, respectively, or $1.15, $1.18 and $0.13 per share, respectively. All of the dividends were ordinary income.

During the quarter ended September 30, 1998, the Board of Directors authorized the Company to repurchase shares of the Company's Common Stock. During the third and fourth quarters of 1998, the Company repurchased 6,000,000 shares at a cost of $56,338. At December 31, 1999, the Company is authorized to repurchase an additional 6,000,000 shares under certain circumstances; however, the Merger Agreement prohibits any share repurchases.

On September 18, 1998, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $0.0001 per share, of the Company. The Rights dividend was payable on September 21, 1998 to stockholders of record at the close of business on that date. The description and terms of the Rights are set forth in an agreement between the Company and U.S. Stock Transfer Corporation (the "Rights Agreement"), a copy of which was included as an exhibit to the Company's Current Report on Form 8-K, filed with the SEC on September 22, 1998. The Rights dividend was declared in response to an unsolicited merger proposal from Wilshire Real Estate Investment Trust Inc. and to enable the Company to induce potentially hostile suitors to negotiate terms with the Company's Board of Directors before initiating takeover

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

attempts. The Rights Agreement was amended in connection with the Merger Agreement so that the Rights shall expire immediately prior to the effective time of the merger contemplated by the Merger Agreement.

10. Outstanding Debt

The Company's outstanding debt at December 31, 1999 and 1998 was as follows:

                                                               Balance
                                                        ---------------------
                                                          1999        1998      Interest Rate       Maturity
                                                        ---------   ---------   --------------   --------------
Borrowings under collateralized mortgage obligations     $210,716   $       -   Various          Various
Borrowings under $300,000 warehouse line of credit              -     279,000   LIBOR + 0.90%    March 29, 1999
Mortgage loan secured by Mission Marketplace               23,580      23,798   7.365% fixed     December 2012
Mortgage loan secured by The Terraces                      10,581      10,658   8.500% fixed     December 2027
Mortgage loan secured by Axe Sud                           12,001      14,119   PIPOR + 0.85%    August 2013
Borrowings under secured bank line                              -       3,557   PIPOR + 0.85%    April 1999
                                                         --------    --------
  Total outstanding debt                                 $256,878    $331,132
                                                         ========    ========

On March 10, 1999, the Company closed a securitization transaction in which the Company's wholly-owned business trust, ICCMAC Multifamily and Commercial Trust 1999-1 (the "ICCMAC Trust"), sold approximately $250 million of collateralized mortgage obligation ("CMO") bonds. The bonds are primarily floating interest rate bonds and carry a cost of funds which approximates the cost on the Company's then existing warehouse line of credit. The bonds were originally collateralized by approximately $290 million of first mortgage loans which the Company had previously acquired from SPB. At the closing of this transaction, the Company repaid in full and terminated its warehouse line of credit.

At December 31, 1999, the outstanding CMO bonds are summarized as follows:

     Class                          Principal  Discount      Net          Interest Rate     Maturity(A)
    -------                         ---------  --------      ---          -------------     ----------
     A-1                            $ 64,329   $      -   $ 64,329        LIBOR + 0.28%           2001
     A-2                              94,831          -     94,831        LIBOR + 0.42%           2004
     S                                 8,910        951      7,959        7.11% fixed rate        2004
     A-3                              17,447          -     17,447        LIBOR + 0.60%           2005
     B                                11,631          -     11,631        LIBOR + 0.88%           2006
     C                                14,539         20     14,519        LIBOR + 1.55%           2007
                                    --------    -------   --------
     Total                          $211,687    $   971   $210,716
                                    ========    =======   ========

(A) The maturity has been estimated based on the assumptions that each mortgage loan collateralizing the CMO bonds is paid in full on its maturity date, that the redemption option has not been exercised, that the mortgage loans will prepay at an 18% constant prepayment rate and other factors as set forth in the prospectus of the ICCMAC Trust. The Class S bonds do not accrue interest but have been discounted to yield approximately 7.11%. The Class S bonds are entitled to receive monthly payments as set forth in the prospectus of the ICCMAC Trust.

The warehouse line of credit was repaid in full and terminated on March 10, 1999. The effective interest rate on that line at December 31, 1998 was 6.445%.

The Company entered into a forward interest rate swap in order to hedge the cost of funds for outstanding borrowings under any facility which bears interest at variable rates over the LIBOR index and to the extent that such facility is secured by mortgage loans that bear interest at fixed rates. This swap became effective May 15, 1998 for an amortizing notional balance of $77,467 over a ten-year period. Under the swap, the Company receives monthly

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

payments of interest based on one-month LIBOR and remits monthly payments based on a fixed interest rate of approximately 5.99%. During the years ended December 31, 1999 and 1998, the Company paid monthly interest on the notional balance at the fixed annual rate, which ranged from approximately $273 to $410 per month, and collected monthly interest at annual rates ranging from 4.90% to 5.66%, or approximately $244 to $392 per month. The net cost of the swap ranged from $16 to $57 per month and is included in interest expense in the Company's operating results. Such net cost was $483 and $157 for the years ended December 31, 1999 and 1998, respectively. As of December 31, 1999, the approximate net present value of this swap was $1,478 and the notional balance was $55,344.

The secured bank line and mortgage loan secured by the Axe Sud office building in France were obtained from the same lender. The secured bank line was repaid upon receipt of the refund of a value added tax (VAT) in April 1999. The mortgage loan is repayable pursuant to a set amortization schedule over a 15-year period and had an effective annual interest rate of 4.35% at December 31, 1999.

The mortgage loan secured by Mission Marketplace is subject to a 30-year amortization schedule with a balloon payment due in 15 years.

The mortgage loan secured by The Terraces is subject to a 30-year amortization schedule and can be prepaid without penalty after 10 years. This loan was subject to a rebate, which resulted in an effective interest rate of 7.85%, as compared to the nominal rate of 8.50%.

Scheduled principal payments on Class S CMO bonds and mortgage loans secured by real property due over the next five years are $3,761 in 2000, $2,757 in 2001, $2,252 in 2002, $2,185 in 2003 and $1,450 in 2004.

11.  Related Party Transactions

As part of ICCMIC's initial public offering, 2,970,000 shares of Common Stock were sold to Imperial Credit and approximately 500,000 shares of Common Stock were sold to certain directors, officers and employees of the Company, the Manager and Imperial Credit and members of their respective immediate families, in each case net of the underwriting discount. On December 11, 1997, Imperial Credit acquired an additional 100,000 shares of Common Stock in an open market transaction. In 1999, Imperial Credit sold 500,000 shares.

Concurrently with the closing of ICCMIC's initial public offering, ICCMIC acquired 270 mortgage loans for a purchase price of $109,130 and certain CMBS interests for $55,000 from Imperial Credit and SPB, affiliates of the Manager. In December 1997, ICCMIC acquired 299 loans for $97,641 from SPB and two loans for $6,385 from FMAC, affiliates of the Manager. The FMAC purchase price is included in accrued expenses, payables and other liabilities at December 31, 1997.

During 1998, the Company acquired 480 mortgage loans at a price of $193,726 from SPB. In addition, ICCMIC acquired certain CMBS interests for $6,069 and 95 mortgage loans for $94,679 from FMAC. Also during 1998, FMAC reacquired from the Company 42 loans with a principal amount of $46,357.

During 1999, the Company acquired 20 mortgage loans at a price of $25,142 from SPB and SPB repurchased from the Company certain mortgage loans with an aggregate principal balance of $47,262. Also during 1999, FMAC reacquired from the Company 46 loans with a principal balance of $47,458.

             Imperial Credit Commercial Mortgage Investment Corp.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                 (Dollars in thousands, except share amounts)

12.  Commitments and Contingencies

ICCMIC leases approximately 6,400 usable square feet of office space for its executive offices under a non-cancelable operating lease expiring on August 15, 2002. Rent expense for the years ended December 31, 1999 and 1998 was $216 and $146, respectively, and future minimum rents due under the lease are as follows:

                 Year       Amount
                 ----       ------
                 2000         $194
                 2001          191
                 2002          107

The Company has no outstanding loan funding commitments.

See note 14 to the consolidated financial statements for a description of litigation pending in connection with the Merger Agreement.

13.  Segment Reporting

The Company operates in four business segments: small balance mortgage loan pools acquired ("mortgage pools"), individual large balance mortgage loans originated or acquired ("large mortgage loans"), real property and securities available-for-sale ("securities"). These segments are managed separately because each requires different levels of resources and involves assets having different risk profiles. Segment performance is measured based on net earnings. The accounting policies of the segments conform to generally accepted accounting principles as more fully described in note 2 to the consolidated financial statements.

                             Revenues by Segment        Net Earnings (Loss) by Segment      Assets by Segment
                         ---------------------------   ---------------------------------   -------------------
                          1999      1998      1997       1999        1998        1997        1999       1998
                         -------   -------   -------   ---------   ---------   ---------   --------   --------
Mortgage loan pools      $30,518   $36,734    $1,676    $ 9,999     $17,908      $1,458    $317,975   $475,289
Large mortgage loans      11,501     4,396         -      7,880       3,044           -      54,508     87,769
Real property             13,968     7,684         -      2,082       1,563           -     101,386    107,663
Securities                 6,299     6,153     1,403      5,798         975       1,296      53,549     57,671
Other                      4,039     2,454     3,388     (2,548)     (1,246)       (595)    137,499     28,782
                         -------   -------    ------    -------     -------      ------    --------   --------
          Total          $66,325   $57,421    $6,467    $23,211     $22,244      $2,159    $664,917   $757,174
                         =======   =======    ======    =======     =======      ======    ========   ========

Revenues by segment is comprised of interest income for all segments other than real property, which is comprised of lease rental revenues. There are no intersegment revenues or expenses.

As further explained in notes 1, 7 and 14 to the consolidated financial statements, the day-to-day operations of the Company were managed by the Manager until October 22, 1999, the date that the Management Agreement expired. At the close of business on October 22, 1999, the Company hired all of the Manager's employees to run the Company's operations on an internalized basis. References to ICCMIC management hereinafter within note 13 to the consolidated financial statements refers to the employees of the Company after October 22, 1999 and employees of the Manager prior to that date.

The mortgage loan pools segment is represented by several pools of small balance multifamily and commercial loans that the Company acquired from SPB, FMAC and unrelated third parties. Most of these loans are from pools which average approximately $150 or $350 per loan. The loans are concentrated in California and the western and eastern coasts of the United States. These loans are generally serviced by others, including SPB and FMAC, and are monitored by ICCMIC management on an overall basis.

              Imperial Credit Commercial Mortgage Investment Corp.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                  (Dollars in thousands, except share amounts)

The large mortgage loans segment is primarily comprised of loans originated and serviced by ICCMIC management. These loans are concentrated in five states and each represents a unique investment and risk profile. These loans require much more active monitoring and involvement by ICCMIC management than do the loans included in the mortgage loan pools segment.

The real property segment is comprised of two operating shopping centers and two operating office buildings managed by outside professional property managers in California, Las Vegas and France, as well as a group of seventeen properties located in three states and leased to the Ugly Duckling Corporation for use in connection with that company's used car sales and finance business. The Ugly Duckling properties were sold by the Company in January 2000. All real property investments are monitored by ICCMIC asset management personnel.

The securities segment is comprised of the Company's CMBS securities obtained from SPB and Imperial Credit as well as subordinated notes acquired from FMAC and a common stock investment in a private equity REIT. The CMBS and subordinated note investments are administered by servicers and trustees that were put in place at the time of the applicable securitization transaction. Personnel employed by Imperial Credit update the Company's analytic models for valuing the securities and such personnel as well as ICCMIC management actively monitor these securities on a quarterly basis. The private equity REIT investment is monitored by ICCMIC management through periodic financial reviews and communications with employees of the REIT's advisor.

Net earnings (loss) by segment is presented in the following tables for the periods ended December 31, 1999, 1998 and 1997:


                                                               Year Ended December 31, 1999
                              --------------------------------------------------------------------------------------------
                                                   Large
                                 Mortgage        Mortgage          Real
                                Loan Pools         Loans         Property       Securities         Other            Total
                                ----------       --------        --------       ----------         -----            -----
Revenues                           $30,518         $11,501         $13,968          $6,299         $ 4,039          $66,325
                                   -------         -------         -------          ------         -------          -------
Operating Expenses
 Management fee                      3,202             706             883             501             613            5,905
 Interest expense                   15,599               -           3,247               -              24           18,870
 Provision for loan loss             1,718           2,915               -               -               -            4,633
 Depreciation                            -               -           3,195               -               -            3,195
 Real property expenses                  -               -           3,150               -               -            3,150
Write-down of real
 property held for sale                  -               -           1,411               -               -            1,411
 Due diligence                           -               -               -               -           3,812            3,812
 Other                                   -               -               -               -           2,138            2,138
                                   -------         -------         -------          ------         -------          -------
    Total Expenses                  20,519           3,621          11,886             501           6,587           43,114
                                   -------         -------         -------          ------         -------          -------
      Net Earnings (Loss)          $ 9,999         $ 7,880         $ 2,082          $5,798         $(2,548)         $23,211
                                   =======         =======         =======          ======         =======          =======

             Imperial Credit Commercial Mortgage Investment Corp.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                 (Dollars in thousands, except share amounts)

                                                                 Year Ended December 31, 1998
                                --------------------------------------------------------------------------------------------
                                                   Large
                                 Mortgage         Mortgage          Real
                                Loan Pools         Loans          Property       Securities        Other            Total
                                ----------        --------        --------       ----------        -----            -----
Revenues                           $36,734          $4,396          $7,684          $6,153         $ 2,454          $57,421
                                   -------          ------          ------          ------         -------          -------
Operating Expenses
 Management fee                      4,227             439             583             624             446            6,319
 Interest expense                    8,829             383           1,911               -              42           11,165
 Provision for loan loss             5,770             530               -               -               -            6,300
 Write-down of securities                -               -               -           4,554               -            4,554
 Depreciation                            -               -           1,755               -               -            1,755
 Real property expenses                  -               -           1,872               -               -            1,872
 Due diligence                           -               -               -               -           1,659            1,659
 Stock options                           -               -               -               -              97               97
 Other                                   -               -               -               -           1,456            1,456
                                   -------          ------          ------          ------         -------          -------
    Total Expenses                  18,826           1,352           6,121           5,178           3,700           35,177
                                   -------          ------          ------          ------         -------          -------
      Net Earnings (Loss)          $17,908          $3,044          $1,563          $  975         $(1,246)         $22,244
                                   =======          ======          ======          ======         =======          =======


                                         Period from July 31, 1997 to December 31, 1997
                                      -----------------------------------------------------
                                       Mortgage
                                      Loan Pools     Securities        Other          Total
                                      ----------     ----------        -----          -----

         Revenues                         $1,676         $1,403         $3,388        $6,467
                                          ------         ------         ------        ------
         Operating Expenses
          Management fee                     218            107            615           940
          Due diligence                        -              -            487           487
          Stock options                        -              -          2,550         2,550
          Other                                -              -            331           331
                                          ------         ------         ------        ------
            Total Expenses                   218            107          3,983         4,308
                                          ------         ------         ------        ------
              Net Earnings (Loss)         $1,458         $1,296         $ (595)       $2,159
                                          ======         ======         ======        ======

14.   Merger Agreement and Related Transactions

At 12:01 a.m. on October 13, 1999, the 60-day market check period during which the Company was permitted to conduct an unrestricted solicitation of potentially superior proposals pursuant to the Merger Agreement expired. A special committee of the Company's Board of Directors, comprised of the Company's four independent directors, with advice from its financial advisor, determined that none of the proposals received during the 60-day market check period was superior to the proposed merger transaction with Imperial Credit. The Merger Agreement provides that the Company retains the right to consider superior proposals, if any, received on an unsolicited basis.

On October 22, 1999, the merger consideration pursuant to the Merger Agreement was increased from $11.50 cash per share to $11.5753246 cash per share. The merger consideration increase resulted from an appraisal process performed in connection with the valuation of the termination fee payable by the Company to the Manager upon termination or expiration of the Management Agreement. The Merger Agreement provides that if the appraisal

             Imperial Credit Commercial Mortgage Investment Corp.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                 (Dollars in thousands, except share amounts)

process were to value the termination fee at less than $35 million, then the difference between $35 million and the appraised value of the termination fee would be paid to the Company's stockholders upon closing of the proposed merger as an increase in the merger consideration. The appraisal process was completed on October 22, 1999 and valued the termination fee at $33 million (unaudited). Under the Merger Agreement, the $2 million difference resulted in the increase in the merger consideration to $11.5753246 per share.

At the close of business on October 22, 1999, the Management Agreement expired and the Company internalized its management. The Company, with the consent of the Manager, hired all of the Manager's employees to run the Company's operations on an internalized basis. This internalization of management should have no effect on the Company's operations other than to decrease the cost of managing the Company as compared to the asset management fee that the Company previously paid to the Manager under the Management Agreement. If the Merger Agreement is terminated, the Company will be obligated to pay Imperial Credit $33 million for non-renewal of the Management Agreement.

The Merger Agreement provided that Imperial Credit or the Company may terminate the Merger Agreement and abandon the merger and the transactions contemplated by the Merger Agreement if the merger had not been consummated prior to January 31, 2000 (the "Sunset Date"). Effective October 29, 1999, the Merger Agreement was amended to extend the Sunset Date to February 29, 2000 and, effective February 7, 2000, the Merger Agreement was further amended to extend the Sunset Date to April 30, 2000.

The Company, its directors and Imperial Credit have been named as defendants in a putative class action lawsuit filed on July 22, 1999 by Riviera-Enid, a Florida limited partnership, in the Superior Court of the State of California for Los Angeles County, California, docket number BC213902. The complaint alleges that the proposed merger constitutes a breach of fiduciary duty by the defendants because the merger price is alleged to be less than the liquidation value of the Company's assets. The complaint also alleges that the defendants have acted to the detriment of the Company's stockholders other than Imperial Credit in that: (i) the defendants allegedly failed to solicit arm's-length bids to sell the Company; (ii) the proposed price allegedly represents a low premium over the market price and is below the book value of the Company's common stock;
(iii) Imperial Credit allegedly had an advantage over other potential bidders as a result of the Management Agreement termination fee; and (iv) the proposed merger allegedly does not "give fair valuation" to Company-owned property. The complaint also alleges that Imperial Credit will receive $4 million more than it otherwise would have received, but for the proposed merger, in connection with a termination fee that the Company received on an unidentified mortgage loan secured by property in the United Kingdom. Finally, the complaint alleges that some of the directors have conflicts of interest because of their affiliation with Imperial Credit and that the proposed merger will benefit Imperial Credit at the expense of the Company's other stockholders. The complaint seeks certification of a class of all stockholders of the Company whose stock will be acquired in connection with the proposed merger and seeks injunctive relief that would, if granted, prevent the completion of the proposed merger. The complaint also seeks damages in an unspecified amount and other relief.

On November 1, 1999, the Company was served with an amended class action complaint in the action. The amended complaint purports to allege a claim for breach of fiduciary duty against each of the defendants named in the original complaint. The amended complaint alleges that defendants have (i) engaged in a scheme to freeze out the Company's public stockholders; (ii) created a poison pill, other defensive measures and a tainted negotiation process that have made it impossible to maximize stockholder value; (iii) improperly agreed to reimburse Imperial Credit for up to $2 million of expenses under certain circumstances if the proposed merger is not completed, which reimbursement obligation made competing bids impossible; (iv) improperly ended the 60-day market check period prior to determination of the Management Agreement termination fee, thus requiring prospective bidders to bid in ignorance; (v) failed to give consideration to competing bids, or a fair opportunity for competing bidders to make proposals; (vi) improperly limited the pool of potential acquisition candidates and rejected liquidation or disposition of individual assets; (vii) improperly allowed defendants H. Wayne Snavely, Kevin
E. Villani and Mark S. Karlan to

             Imperial Credit Commercial Mortgage Investment Corp.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                 (Dollars in thousands, except share amounts)

participate in negotiations with acquisition candidates; (viii) improperly limited the ability of the Board of Directors to consider new offers after the close of the 60-day market check period; (ix) improperly permitted Imperial Credit to threaten a hostile takeover of the Company; and (x) negotiated an inappropriate fee arrangement with Prudential Securities Incorporated.

The amended complaint further alleges that, by certain actions and inactions, Imperial Credit prevented the Company from maximizing stockholder value, and alleges conflicts of interest on the part of each of the defendants. The amended complaint also alleges that the price agreed to in the merger agreement is grossly unfair. The amended complaint purports to be brought as a class action on behalf of a class of persons affected by the proposed merger. The amended complaint seeks certification of a class, injunctive relief which, if granted, would prevent the completion of the proposed merger, damages in an unspecified amount and other relief.

On November 3, 1999, the Company's counsel received a letter from counsel for the plaintiffs asserting plaintiff's intent to seek a temporary restraining order, expedited discovery, and a date for a preliminary injunction hearing. No motion for a preliminary injunction has been filed. By letter of November 10, 1999, counsel for the plaintiffs stated that the plaintiffs had decided not to move forward with a motion for a temporary restraining order or preliminary injunction at that time. On December 1, 1999, each of the defendants filed demurrers to plaintiff's amended complaint, seeking to have the amended complaint dismissed with prejudice. On February 4, 2000, the court granted Imperial Credit's demurrer without leave to amend and dismissed the action with prejudice against Imperial Credit and Messrs. Snavely and Villani in their capacity as Imperial Credit directors and officers, but allowed the action to proceed against the remaining defendants. The Company believes that the material allegations of the complaint and the amended complaint are without merit.

EX-7.2 CONSENT OF KPMG LLP

To the Board of Directors of Imperial Credit Commercial Mortgage Investment
Corp.

We consent to the inclusion of our report dated February 17, 2000, with respect to the consolidated balance sheets of Imperial Credit Commercial Mortgage Investment Corp. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of earnings, changes in stockholders' equity and comprehensive income, and cash flows for the years ended December 31, 1999 and 1998, and the period from July 31, 1997 (inception) through December 31, 1997, which report appears in the Form 8-K of Imperial Credit Industries, Inc. dated April 12, 2000.

/s/ KPMG LLP

Los Angeles, California
April 12, 2000

             Imperial Credit Industries, Inc. and Imperial Credit
                     Commercial Mortgage Investment Corp.
                  Pro Forma Combined Statement of Operations
                     For the Year Ended December 31, 1999

                                                          Historical
                                                    ----------------------
                                                       ICII        ICCMIC       Adjustments        Combined
                                                    ---------     --------     -------------      ----------
                                                                      (In thousands)
 Revenue:
 Interest on loans and leases                        $178,229      $42,019      $(24,206)(a)       $196,042
 Interest on investments                               25,841       10,338       (11,903)(b)         24,276
 Interest on other financing activities                 3,368            -                            3,368
                                                     --------      -------      --------           --------
    Total interest income (expense)                   207,438       52,357       (35,134)           224,661
                                                                                                          -
 Interest on deposits                                  86,582            -                           86,582
 Interest on other borrowings                           4,550        6,916         1,316 (c)         12,782
 Interest on long term debt                            30,475       11,954       (11,954)(d)         30,475
                                                     --------      -------      --------           --------
    Total interest expense (income)                   121,607       18,870       (10,638)           129,839
                                                                                                          -
    Net interest income (expense)                      85,831       33,487       (25,471)            93,847
 Provision for loan and lease losses                   35,340        4,633                           39,973
                                                     --------      -------      --------           --------
 Net interest income (expense) after                                                                      -
  provision for loan and lease losses                  50,491       28,854       (25,471)            53,874
                                                                                                          -
 Gain on sale of loans and leases                       6,480                                         6,480
 Asset management fees                                 10,054                     (5,905)(e)          4,149
 Investment banking and brokerage fees                 27,198                                        27,198
 Loan servicing income                                  6,885                                         6,885
 Gain on sale of securities                            32,742                                        32,742
 Equity in net loss of Franchise Mortgage
  Acceptance Comoany                                      (53)                                          (53)
 Mark to market on securities and loans
  held for sale                                       (28,641)                                      (28,641)
 Real property rental income                                -       13,968                           13,968
 Other income                                          13,894                                        13,894
                                                     --------      -------      --------           --------
    Total other income                                 68,559       13,968        (5,905)            76,622

                                                     --------      -------      --------           --------
 Total revenue                                        119,050       42,822       (31,376)           130,496
                                                     --------      -------      --------           --------
 Expenses:
 Personnel expenses                                    50,034                                        50,034
 Commission expense                                    10,307                                        10,307
 Amortization of servicing rights                       4,223                                         4,223
 Occupancy expense                                      5,658                                         5,658
 Net expenses of other real estate owned                1,386        1,411                            2,797
 Professional services                                 10,265        3,812        (2,629)(f)         11,448
 Telephone and other communication                      3,768                                         3,768
 Amortization of goodwill                              14,506                     (8,111)(g)          6,395
 Management fees                                                     5,905        (5,905)(h)              -
 General and administrative expense                    26,453        8,483                           34,936
                                                     --------      -------      --------           --------
    Operating expenses                                126,600       19,611       (16,645)           129,566
                                                     --------      -------      --------           --------
Merger related expenses                                     -            -         8,397 (i)          8,397
                                                     --------      -------      --------           --------
    Total expenses                                    126,600       19,611        (8,248)           137,963
 (Loss) income from continuing operations
  before income taxes, minority interest,
  and extraordinary item                               (7,550)      23,211       (23,128)            (7,467)

 Income taxes                                          (3,074)                    (3,211)(j)         (6,285)
 Minority interest in income of consolidated
  subsidiaries                                          1,474                                         1,474
                                                     --------      -------      --------           --------
 (Loss) income from continuing operations
  before extraordinary item                            (5,950)      23,211       (19,917)            (2,656)

 Operating loss from discontinued operations
  of AMN (net of $557,000 of income taxes)               (899)                                         (899)
                                                     --------      -------      --------           --------
 (Loss) income before extraordinary item               (6,849)      23,211       (19,917)            (3,555)

 Extraordinary item-gain on early
  extinguishment of debt, net of income taxes           4,021                                         4,021
                                                     --------      -------      --------           --------
   Net (loss) income                                 $ (2,828)     $23,211      $(19,917)          $    466
                                                     ========      =======      ========           ========

                     Imperial Credit Industries, Inc. and
             Imperial Credit Commercial Mortgage Investment Corp.
                   Pro Forma Combined Statement of Condition
                            As of December 31, 1999

                                                                  Historical
                                                           -----------------------
                                                              ICII        ICCMIC      Adjustments       Combined
                                                           ----------   ----------   -------------     ----------
ASSETS
Cash                                                       $   33,898    $101,388    $ (30,137)(k)     $  105,149
Interest bearing deposits                                     248,182      32,462     (198,761)(l)         81,883
Investment in Federal Home Loan Bank stock                      6,960                        -              6,960
Securities held for trading, at market                        160,805                        -            160,805
Securities available for sale, at market                       74,374      53,549      (33,904)(m)         94,019
Loans and leases held for sale                                289,398                        -            289,398
Loans and leases held for investment, net                   1,241,232     369,391     (282,077)(n)      1,328,546
Real property, net of accumulated depreciation                      -      76,692        1,367 (o)         78,059
Real property held for sale                                         -      24,694            -             24,694
Servicing rights                                                  802                        -                802
Retained interest in loan and lease securitizations            10,220                        -             10,220
Accrued interest receivable                                     8,272       3,092            -             11,364
Premises and equipment, net                                    13,576                        -             13,576
Other real estate owned, net                                    4,894                        -              4,894
Goodwill                                                       34,961                  (40,555)(p)         (5,594)
Other assets                                                   36,549       3,649        1,706 (q)         41,904
Net assets of discontinued operations                          37,492                        -             37,492
                                                           ----------    --------    ---------         ----------
  Total assets                                             $2,201,615    $664,917    $(582,361)        $2,284,171
                                                           ==========    ========    =========         ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                   $1,614,758                $       -         $1,614,758
Other borrowings                                               74,309      46,162       15,247 (r)        135,718
Borrowings under collateralized mortgage obligations                -     210,716     (210,716)(s)              -
Company obligated mandatorily redeemable preferred
 securities of subsidiary trust holding soley
 debentures of the company ("ROPES")                           61,750                        -             61,750
Senior Notes                                                  185,185                        -            185,185
Accrued interest payable                                       18,811                        -             18,811
Accrued income taxes payable                                   16,101                   (9,587)(t)          6,514
Minority interest in consolidated subsidiaries                  2,684                        -              2,684
Other liabilities                                              22,637      12,374       26,000 (u)         61,011
                                                           ----------    --------    ---------         ----------
  Total liabilities                                         1,996,235     269,252      179,056          2,086,431
                                                           ----------    --------    ---------         ----------

SHAREHOLDERS' EQUITY
Preferred stock, 8,000,000 shares authorized; none
 issued or outstanding                                              -           -            -                  -
Common stock, no par value.  Authorized 80,000,000
 shares; 33,198,661 shares issued and outstanding
 at December 31, 1999                                          97,220     425,618     (425,618)(v)         97,220
Retained earnings                                              98,437     (26,594)      21,556 (w)         93,399
Shares held in deferred executive compensation plan             7,107                        -              7,107
Accumulated other comprehensive income (loss) -
 unrealized gain (loss) on securities available for
 sale, net                                                      2,616      (3,359)         757 (x)             14
                                                           ----------    --------    ---------         ----------
Total shareholders' equity                                    205,380     395,665     (403,305)           197,740
                                                           ----------    --------    ---------         ----------
Total liabilities and shareholders' equity                 $2,201,615    $664,917    $(582,361)        $2,284,171
                                                           ==========    ========    =========         ==========